EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 10, 2003, Distributed Energy Systems Corp. (“Distributed Energy”) acquired Northern Power Systems, Inc. (“Northern”) in exchange for 0.68 of a share of Distributed Energy common stock for each outstanding share of Northern’s common stock, an amount of cash ranging from $3.74 to $5.84 cash per share for each outstanding share of Northern’s common or preferred stock based on the respective elections made by the stockholders, options to purchase 2.01 shares of Distributed Energy common stock for each Northern common stock option outstanding, and warrants to purchase 0.51 shares of Distributed Energy common stock per outstanding share of Northern common and preferred stock and per share of outstanding stock subject to options (except those series D preferred shareholders that elected cash consideration only). This transaction resulted in the issuance of approximately 1.4 million shares of Distributed Energy common stock, representing approximately 4% of the outstanding common stock of Distributed Energy after the completion of the acquisition. The merger is a tax-free merger and has been accounted for as a purchase business combination.

In addition, each outstanding share of Proton Energy Systems, Inc. (“Proton”) was exchanged for a share of Distributed Energy common stock. The following unaudited financial statements combine the historical consolidated balance sheets and statements of operations of Proton and Northern, giving effect to the mergers using the purchase method of accounting and an Average Closing Price of $2.80 per common share of Proton as defined in the Merger Agreement and:

•	election of 670,000 Northern series D preferred stockholders to receive all cash

•	election of 1,310,000 Northern series D preferred stockholders to receive cash and warrants; and

•	election by 20,000 Northern series D preferred stockholders to receive consideration commensurate with that received by common stockholders.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to aid you in your analysis of the financial aspects of the mergers, and do not purport to be indicative of the consolidated financial position and results of operations for future periods or the results that actually would have been realized had Proton and Northern been a consolidated company during the specified periods. Further, the unaudited pro forma condensed combined financial statements do not reflect the reorganization and integration expenses Distributed Energy expects to incur as a result of the acquisition of Northern.

The unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Proton and Northern. In the accompanying pro forma condensed combined financial statements the purchase price was allocated to the estimated fair value of the Northern assets to be acquired and liabilities to be assumed based on the Northern balance sheet at September 30, 2003. The purchase price is determined as of December 10, 2003, the acquisition date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 assume the mergers occurred on

January 1, 2002. The unaudited pro forma condensed combined balance sheet at September 30, 2003 assumes the mergers occurred on September 30, 2003.

The pro forma adjustments are based upon available information described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments reflect the actual results of the Northern series D preferred stockholder elections, and the actual number of common shares, common stock options, and common stock warrants issued, as well as the actual transaction costs incurred.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Proton for the year ended December 31, 2002 included in Form S-4, which was filed October 31, 2003, and for the nine months ended September 30, 2003 included in Form 10-Q and the separate historical financial statements and notes thereto of Northern for the year ended December 31, 2002 included in Form S-4, which was filed on October 31, 2003 and for the nine months ended September 30, 2003 included in this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Historical
	As of September 30, 2003
	Northern	Proton	Pro Forma Adjustments (Note 2)			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,532,977	$16,386,879	$—			$17,919,856
Marketable securities	—	81,971,076	(19,030,588)	(A	)	62,940,488
Accounts receivable, net	3,406,710	439,830				3,846,540
Costs in excess of billings on contracts in progress	1,238,180	—				1,238,180
Inventories	37,254	3,641,364				3,678,618
Deferred costs	4,959,647	2,836,820	314,066	(E	)	8,110,533
Restricted cash	150,138	3,000,000				3,150,138
Note Receivable	—	1,000,000	(1,000,000)	(B	)	—
Other current assets	51,014	1,312,916	(712,529)	(B	)	651,401

Total current assets	11,375,920	110,588,885	(20,429,051)			101,535,754

Fixed assets, net	4,386,504	16,808,654	223,554	(C	)	21,418,712
Intangible Assets	—	—	5,670,000	(C	)	5,670,000
Goodwill	—	—	22,238,640	(C	)	22,238,640
Other assets, net	51,081	1,369,716				1,420,797

Total assets	$15,813,505	$128,767,255	$7,703,143			$152,283,903

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$103,418	$346,650	$—			$450,068
Accounts payable	2,596,722	477,751				3,074,473
Accrued expenses	1,870,888	712,560	656,327	(D	)	3,239,775
Related party note payable	1,000,000		(1,000,000)	(B	)	—
Accrued compensation	—	702,336				702,336
Accrued service costs	—	49,300				49,300
Accrued taxes	812,728	—				812,728
Deferred revenue	5,473,942	4,069,031				9,542,973
Customer advances	—	394,899				394,899
Billings in excess of costs on contracts in progress	129,777	—				129,777

Total current liabilities	11,987,475	6,752,527	(343,673)			18,396,329

Long term debt	2,175,738	6,177,832	—			8,353,570

Total liabilities	14,163,213	12,930,359	(343,673)			26,749,899

Commitments and contingencies
Redeemable preferred stock:
Series B mandatorily redeemable preferred stock; $.01 par value; 758,850 shares authorized, issued and outstanding; stated at liquidation preference	1,170,954	—	(1,170,954)	(F	)	—
Series C mandatorily redeemable preferred stock; $.01 par value; 1,060,000 shares authorized, issued and outstanding; stated at liquidation preference	1,955,392	—	(1,955,392)	(F	)	—
Series D mandatorily redeemable preferred stock; $.01 par value; 2,000,000 shares authorized, issued and outstanding; stated at liquidation preference	12,287,521	—	(12,287,521)	(F	)	—
Series A-1 redeemable preferred stock; $.01 par value; 129,643 shares authorized, issued and outstanding; stated at liquidation preference	129,643	—	(129,643)	(F	)	—

Total redeemable preferred stock	15,543,510	—	(15,543,510)			—

Stockholders’ equity (deficit):
Common stock; $.01 par value; 33,945,516 historical Proton and 35,349,520 pro forma shares issued and outstanding	995	339,455	(995)	(F	)
			14,040	(G	)	353,495
Additional paid-in capital	—	208,257,941	—	(F	)
			11,963,072	(G	)	220,221,013
Unearned compensation	(565,656)	(260,902)	565,656	(F	)
			(2,280,004)	(H	)	(2,540,906)
Accumulated other comprehensive income	—	124,999				124,999
Accumulated deficit	(13,328,557)	(92,624,597)	13,328,557	(F	)	(92,624,597)

Total stockholders’ equity (deficit)	(13,893,218)	115,836,896	23,590,326			125,534,004

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$15,813,505	$128,767,255	$7,703,143			$152,283,903

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations

	Historical
	Twelve Months Ended December 31, 2002
	Northern	Proton	Pro Forma Adjustments (Note 2)			Pro Forma Combined
Product revenue	$—	$1,269,500				$1,269,500
Contract revenues	6,921,462	3,444,546	$(39,482)	(J	)	10,326,526

Total revenues	6,921,462	4,714,046	(39,482)			11,596,026
Costs and expenses:
Costs of production	—	4,995,201				4,995,201
Costs of contract revenue	5,858,320	2,355,091	1,285,720.00	(H	)
			1,810,714.00	(I	)
			(23,424.00)	(J	)	11,286,421
Research and development	1,206,889	8,792,735	200,001.00	(H	)
			23,333.00	(I	)	10,222,958
Selling, general and administrative	5,343,007	7,877,165	1,371,434.00	(H	)
			14,000.00	(I	)	14,605,606

Total costs and expenses	12,408,216	24,020,192	4,681,778			41,110,186

Loss from operations	(5,486,754)	(19,306,146)	(4,721,260)			(29,514,160)
Interest income	113,808	5,894,331	(228,367)	(A	)	5,779,772
Interest expense	(10,032)	(91,785)				(101,817)
Gain on sale of marketable securities	—	23,759				23,759
Gain on disposal of assets	315	—				315
Gain on foreign exchange	24,687	—				24,687

Net loss	(5,357,976)	(13,479,841)	(4,949,627)			(23,787,444)
Deemed preferred dividends	(1,077,139)	—	1,077,139	(K	)	—

Net loss attributable to common stockholders	$(6,435,115)	$(13,479,841)	$(3,872,488)			$(23,787,444)

Basic net loss per share attributable to common stockholders	$(66.26)	$(0.40)	$(2.96)			$(0.68)

Diluted net loss per share attributable to common stockholders	$(66.26)	$(0.40)	$(2.96)			$(0.68)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	97,123	33,346,794	1,306,881			34,750,798

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations

	Historical
	Nine Months Ended September 30, 2003
	Northern	Proton	Pro Forma Adjustments (Note 2)			Pro Forma Combined
Product revenue	$—	$610,842				$610,842
Contract revenues	12,956,035	606,819	$(49,311)	(J	)	13,513,543

Total revenues	12,956,035	1,217,661	(49,311)			14,124,385
Costs and expenses:
Costs of production	—	1,448,602				1,448,602
Costs of contract revenue	11,792,560	799,309	215,693	(H	)
			330,536	(I	)
			(29,256)	(J	)	13,108,842
Research and development	538,595	5,700,269	33,552	(H	)
			17,500	(I	)	6,289,916
Selling, general and administrative	4,637,359	7,393,699	230,072	(H	)
			10,500	(I	)	12,271,630

Total costs and expenses	16,968,514	15,341,879	808,597			33,118,990

Loss from operations	(4,012,479)	(14,124,218)	(857,908)			(18,994,605)
Interest income	26,860	2,157,184	(171,275)	(A	)	2,012,769
Interest expense	(33,873)	(182,318)				(216,191)
Loss on disposal of assets	—	(21,554)				(21,554)
Gain on sale of marketable securities		11,458				11,458
Gain on foreign exchange	12,192	—				12,192

Net loss	(4,007,300)	(12,159,448)	(1,029,183)			(17,195,931)
Deemed preferred dividends	(872,483)	—	872,483	(K	)	—

Net loss attributable to common stockholders	$(4,879,783)	$(12,159,448)	$(156,700)			$(17,195,931)

Basic net loss per share attributable to common stockholders	$(50.02)	$(0.36)	$(0.12)			$(0.49)

Diluted net loss per share attributable to common stockholders	$(50.02)	$(0.36)	$(0.12)			$(0.49)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	97,547	33,677,838	1,306,456			35,081,841

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation and Purchase Price

On December 10, 2003, Distributed Energy acquired Northern. Northern designs and integrates projects that meet critical energy needs with an array of proven technologies, including renewables, advanced combustion and batteries. As a result of the acquisition, Northern is expected to bring to Proton a base of project integration experience that will strengthen Proton’s near-term capabilities, accelerate entry into early energy-related markets and contribute directly to advancing Proton’s vision of producing hydrogen fuel from renewable sources. These factors also contributed to a purchase price that resulted in the recognition of goodwill. The transaction is accounted for using the purchase method of accounting.

Under the merger agreement, holders of Northern common stock and preferred stock received aggregate consideration of approximately $19.0 million in cash and $3.9 million in Distributed Energy common stock. In addition, Northern’s common and preferred stockholders and optionholders received warrants to purchase an aggregate of approximately 2.1 million shares of Distributed Energy common stock and Northern’s optionholders received options to purchase an aggregate of 1.6 million shares of Distributed Energy common stock.

This unaudited pro forma condensed combined financial information was prepared using an Average Closing Price of $2.80; the actual Northern series D preferred stockholder elections, and 4,048,393 shares of Northern common and preferred stock outstanding just prior to the merger. Distributed Energy paid $27.2 million to Northern’s security holders comprised of approximately $19 million in cash, $3.9 million in Distributed Energy common stock, and $4.3 million in Distributed Energy options. Northern’s security holders also received warrants to purchase approximately 2.1 million shares of Distributed Energy common stock, valued at $3.8 million, which is not included in the purchase price noted above.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 give effect to the acquisition as if the transaction had occurred on January 1, 2002. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had occurred on September 30, 2003. The following table sets forth the calculation of the purchase price, including direct transaction costs, and is based primarily on management’s analysis:

Fair value of common stock	$3,917,171
Fair value of options	4,308,063
Fair value of warrants	3,751,878
Cash	19,030,588
Transaction costs	1,264,215

$32,271,915

Under the purchase method of accounting, the total purchase price is allocated to Northern’s net tangible and intangible assets based on their estimated fair value as of the date of completion of the merger. The purchase price allocation at September 30, 2003 is as follows:

Cash Acquired	$1,532,977
Property and equipment	4,610,058
Current and other assets	10,208,090
Amortizable and unamortizable intangible assets acquired:
Completed technologies	2,780,000
Contract Backlog	1,370,000
Northern trade name	1,450,000
Non-compete agreements	70,000
Goodwill	22,238,640

Total assets acquired	44,259,765
Liabilities assumed	(14,267,854)
Deferred stock-based compensation	2,280,004

Net assets acquired	$32,271,915

The final allocation of the purchase price will be determined based upon the actual net tangible and intangible assets acquired and liabilities assumed on December 10, 2003, the date of the acquisition.

Our preliminary allocation of Purchase Price resulted in $4,220,000 being allocated to amortizable intangible assets consisting of completed technologies, contract backlog, and non-compete agreements with useful lives not exceeding seven years. Due to an assumed indefinite life, the $1,450,000 acquired intangible asset Northern trade name will not be amortized and will be tested for impairment at least annually.

A preliminary estimate of $22,238,640 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired less liabilities assumed. Goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Northern is subject to revision as more detailed analysis is completed and additional information on the fair values of Northern’s assets and liabilities becomes available. Final purchase accounting adjustments will be based on the December 10, 2003 balance sheet and may therefore differ materially from the pro forma adjustments presented here.

The completed technologies intangible asset set forth above consists of the following:

•	NW100 Technology: Northern developed the 100kW direct drive turbine in conjunction with NASA, The National Science Foundation and the Department of Energy to serve the needs of remote and isolated distributed generation systems located in extreme environments. The technology has an estimated remaining useful life of seven years.

•	Software Tools: Northern has developed a series of software tools for its own internal use. These software tools aid in the development and delivery of many of Northern’s products and services. Management estimated the tools have a remaining useful life of three years; this estimate did not include possible future enhancements.

•	Fleet Monitoring Software: Northern’s software system provides fleet level monitoring, dispatch, and asset aggregation functions that are needed to support a population of on-site distributed generation systems in the field. In addition, the software also incorporates a local human-machine interface, or HMI, module that obviates the need to purchase commercial HMI packages to provide that part of a distributed generation system. The technology has an estimated remaining useful life of two years.

•	Power Electronics: Northern has developed advanced power electronics equipment capable of networking distributed generation equipment together into high reliability local power networks. The estimated remaining useful life of the power electronics technology is seven years.

Note 2. Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the merger was completed on September 30, 2003 for balance sheet purposes and as of January 1, 2002 for statement of operations purposes and reflect the following pro forma adjustments giving effect to an Average Closing Price of $2.80 and:

•	election of 670,000 Northern series D preferred stockholders to receive all cash

•	election of 1,310,000 Northern series D preferred stockholders to receive cash and warrants; and

•	election by 20,000 Northern series D preferred stockholders to receive consideration commensurate with that received by common stockholders.

A.	To reflect the estimated cash portion for the proposed merger and the resulting decrease in interest income at an assumed annual effective interest rate of 1.2%.

B.	To reflect direct acquisition costs deferred by Proton prior to the effective date of the merger in purchase accounting to eliminate a loan made by Proton to Northern.

C.	To establish amortizable and non-amortizable intangible assets related to certain Northern technology and record the fixed assets acquired at fair value. The fair value was determined using an income approach; with the exception of the non-compete agreements determined using the lost profits method. The actual amount of goodwill established could differ significantly upon close of the merger.

D.	To record direct merger costs of $551,686 to be incurred by Proton and $104,641 of direct merger costs to be incurred by Northern related to the transaction.

E.	To adjust deferred costs on contracts in progress to estimated fair value.

The fair value of such deferred costs was determined based on the estimated selling price of contracts in progress, reduced by the estimated costs to complete and an allowance for normal profit on those costs to complete.

F.	To eliminate the redeemable preferred stock and historical stockholders’ deficit of Northern.

G.	To record the estimated fair value of Distributed Energy shares of common stock, options and warrants issued in the merger. The fair value of the options and warrants were determined using the Black-Scholes model. The options and warrants were valued utilizing the following assumptions:

	Options	Warrants
Risk free rate of interest	3.23%	2.45%
Expected dividend yield	None	None
Expected life	5 years	3 Years
Expected volatility	100%	100%

H.	To record the deferred compensation based on the intrinsic value related to Distributed Energy options issued in connection with the merger and to reflect amortization of the deferred compensation calculated on a straight-line basis over the vesting period. The expense is being allocated in the statement of operations based on the cost classification the respective individual has historically been assigned to. The weighted average remaining vesting period of the unvested employee stock options at September 30, 2003 approximates 3 years.

A stock compensation charge of $1.9 million was immediately recognized for vested options issued on the merger date. $1,000,172 and $479,317 of deferred stock compensation was amortized for the twelve months ended December 31, 2002, and nine months ended September 30, 2003, respectively. The following table provides a detailed summary of the options granted:

Options Issued
Strike Price	$0.05	$0.07	$0.37
Fair Market Value	$2.79	$2.79	$2.79
Intrinsic Value	$2.74	$2.72	$2.42
Vested Options	85,479	450,130	164,635
Compensation charge taken	$234,212	$1,224,354	$398,417
Unvested Options	—	209,187	707,031
Deferred compensation recorded	$—	$568,989	$1,711,015
Deferred compensation amortized:
12 months ended December 31, 2002	$—	$477,328	$522,844
9 months ended September 30, 2003	$—	$87,184	$392,133

I.	To reflect amortization of the amortizable intangible assets on a straight-line basis resulting from the merger. The useful life of the amortizable intangible assets has been determined to range from 12-84 months, with a weighted average life of approximately 60 months.

J.	To eliminate revenue and costs associated with collaborative contracts between Northern and Proton.

K.	To eliminate Northern’s historical deemed preferred dividend.